SCHEDULE 14C INFORMATION


                 Information Statement Pursuant to Section 14(c)
            of the Securities Exchange Act of 1934 (Amendment No.___)

Check the appropriate box:
[X]      Preliminary Information Statement
[ ]      Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                         COUNTRY STAR RESTAURANTS, INC.
                   -------------------------------------------
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  (1)    Title of each class of securities to which transaction applies:

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  (2)    Aggregate number of securities to which transaction applies:

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  (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4)    Proposed maximum aggregate value of transaction:

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  (5)    Total fee paid:

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[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)    Amount Previously Paid:

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  (2)    Form, Schedule or Registration Statement No.:

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  (4)    Date Filed:

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                         COUNTRY STAR RESTAURANTS, INC.
                             4929 WILSHIRE BOULEVARD
                                    SUITE 428
                          LOS ANGELES, CALIFORNIA 90010
                                  323/634-5588

                              INFORMATION STATEMENT

                                OCTOBER __, 1998


                               To Shareholders of
                         Country Star Restaurants, Inc.

                  Relating to the Amendment of the Certificate
                of Incorporation to effect a one-for two hundred
                  reverse stock split of the outstanding shares
                of Common Stock of Country Star Restaurants, Inc.

         This Information Statement relates to the amendment of the Certificate of Incorporation of Country Star Restaurants, Inc. (the "Company") to effect a one-for-two hundred reverse stock split (the "Reverse Stock Split") of all the outstanding shares of common stock (the "Common Stock") of the Company. This Information Statement was first mailed or delivered to shareholders on or about October __, 1998.

         On October __, 1998, the Board of Directors of the Company approved the Reverse Stock Split. The Reverse Stock Split has also been approved by shareholders of the Company holding at least a majority of the votes represented by the outstanding Common Stock of the Company, which shareholder approval was obtained by written consents in lieu of a shareholder's meeting pursuant to
Section 228 of the Delaware General Corporation Law. Accordingly, the Reverse Stock Split as described herein will not be submitted to the other shareholders of the Company for a vote. This Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Reverse Stock Split in accordance with the requirements of the Securities Exchange Act of 1934 as amended (the "Exchange Act") and the regulations promulgated thereunder including particularly Regulation 14C, and Section 228 of the Delaware General Corporation Law.


                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

GENERAL

         The Company will bear the entire cost of mailing this Information Statement and any additional information furnished to common stockholders. Copies of the Information Statement and additional materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's Common Stock in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the Information Statement to such beneficial owners.

         The Company intends to mail this Information Statement on or about October __, 1998, to all stockholders.

REVERSE STOCK SPLIT

         The Board of Directors has determined that it is advisable to amend the Company's Certificate of Incorporation to (i) effect a one-for-two hundred reverse split of the Company's issued and outstanding shares of Common Stock, and (ii) provide for the payment of cash in lieu of fractional shares otherwise issuable, all substantially as set forth in the form of Amendment to Certificate to Incorporation attached as Appendix A (the "Amendment").

         The Board of Directors will authorize the filing of the Amendment with the Secretary of the State of Delaware on October __, 1998. The Amendment to the Company's Certificate of Incorporation will result in one post-split share of Common Stock being issued in exchange for every two hundred shares of Common Stock issued and outstanding on the effective date of the Reverse Stock Split.

PRINCIPAL EFFECTS OF REVERSE SPLIT: Based upon the __________ shares of Common Stock outstanding as of October __, 1998, the Reverse Stock Split will result in approximately _________ post-split shares of Common Stock outstanding, subject to adjustment as a result of the elimination of fractional shares. Similarly, the aggregate number of shares of Common Stock reserved for issuance upon exercise of warrants and options will decrease from approximately

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

_________ shares of Common Stock to approximately _______ shares of Common Stock, subject to adjustment as a result of the elimination of fractional shares.

         Each outstanding option or warrant will automatically become an option or warrant, as the case may be, to purchase one-two hundredth (1/200th) the number of shares subject to the option or warrant immediately prior to the Reverse Stock Split at an exercise price which will be appropriately adjusted to reflect the Reverse Stock Split, subject to adjustment as a result of the elimination of fractional shares. In addition, the shares available for issuance under the Company's Incentive Stock Option Plan and non-qualified Stock Option Plan will be reduced to reflect the Reverse Stock Split, subject to adjustments required to eliminate fractional shares, and the other relevant terms and provisions of the Company's stock option plans will be appropriately adjusted to reflect the Reverse Stock Split.

         The Reverse Stock Split will not affect the aggregate par value of the outstanding shares of Common Stock but the par value of each authorized and unissued, and each outstanding share of common stock, will be $2 par value per share. The Reverse Stock Split will not affect the number or par value of the authorized Preferred Shares, which will remain at 2,000,000 Preferred Shares, $.001 par value per share. The Amendment will decrease the number of shares outstanding and reserved for issuance pursuant to the exercise of options and warrants and will result in an increase in the number of shares available for issuance. Subject to the provisions for the elimination of fractional shares, consummation of the Reverse Stock Split will not result in a change in the relative equity interest in the Company or the voting power or other rights, preferences or privileges of the holders of Common Stock.

         The Company has been advised that: (i) the proposed Reverse Stock Split will not be a taxable transaction to the Company; (ii) the Company's stockholders who do not receive any cash will not recognize any gain or loss as a result of the Reverse Stock Split; (iii) the aggregate tax basis of the Common Stock received by the stockholders pursuant to the Reverse Stock Split will equal the aggregate tax basis of the stockholders' Common Stock prior to the Reverse Stock Split; and (iv) the holding period of the Common Stock received by the Company's stockholders will include the holding period of the stockholders' Common Stock before the Reverse Stock Split, provided the Common Stock was a capital asset in the hands of such stockholder. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to ascertain their individual federal, state, local and foreign tax consequences.

PURPOSES OF THE REVERSE SPLIT: The Reverse Stock Split will decrease the number of shares of Common Stock outstanding and

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

presumably increase the per share market price for the post-split shares. The Company's Board of Directors believes that the relatively low market price per share of the Company's Common Stock may impair the marketability of the Common Stock to institutional investors and members of the investing public. The Board also recognizes that many leading brokerage firms are reluctant to recommend lower-priced securities to their clients.

         The decrease in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split and the anticipated corresponding increased price per share may stimulate interest in the Company's Common Stock and promote greater liquidity for the Company's stockholders. However, there is no assurance that the Reverse Stock Split will achieve these results. In addition, it is possible that the liquidity of the post-split shares of Common Stock may be adversely affected by the reduced number of shares outstanding when the proposed Reverse Stock Split is effected. In addition, the Reverse Stock Split may leave some stockholders with one or more "odd-lots" of the Company's Common Stock (stock in amounts of less than 100 shares). These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

         When the Reverse Stock Split becomes effective, the additional shares of post-split Common Stock available for issuance by the Board of Directors of the Company may be used for raising additional capital, stock options, acquisitions, stock splits, stock dividends or other corporate purposes. There are no arrangements, understandings or plans for the issuance of any such additional shares, other than shares reserved for issuance upon the exercise of stock options and warrants outstanding or authorized for issuance under existing plans.

EXCHANGE OF CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS: When the proposed Amendment becomes effective, each two hundred pre-split shares of Common Stock will automatically be combined and changed into one post-split share of Common Stock and each certificate representing pre-split shares of Common Stock will represent for all purposes one-two hundredth (1/200th) of that number of post-split shares of Common Stock. Stockholders will then be requested to exchange their certificates representing Common Stock held prior to the Reverse Stock Split for new certificates representing Common Stock issued as a result of the Reverse Stock Split. Stockholders will be furnished the necessary materials and instructions to effect such exchange. Stockholders should not submit any certificates until requested to do so.

         No scrip or fractional post-split Common Stock will be issued to any stockholder in connection with the Reverse Stock Split. Accordingly, all stockholders of record who would otherwise be entitled to receive fractional post-split Common

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

Stock, will, upon surrender of their certificates representing pre-split Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than two hundred pre-split shares of Common Stock as a result of the Reverse Stock Split, will on the effective date of the Reverse Stock Split no longer be stockholders of the Company. The fair value of the Common Stock will be based on the closing price of the Common Stock on the effective date, or, if there are no reported sales on such date, the average of the last reported high bid and low asked prices on such day shall be used.

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 includes the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are incorporated by reference in this Information Statement. A copy of the Annual Report on Form 10-KSB accompanies this Information Statement.


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

                                  APPENDIX "A"



                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                         COUNTRY STAR RESTAURANTS, INC.


                  It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is:

                         COUNTRY STAR RESTAURANTS, INC.

                  2. The Certificate of Incorporation of the Corporation is hereby amended by adding to Article Fourth thereof a new paragraph (c) as follows:

                           (c) REVERSE STOCK SPLIT. Effective as of the close of business on the date of filing this Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, there shall be effected a reverse split of the outstanding shares of Common Stock on the basis of one new share of common stock for each two hundred then issued and outstanding shares of Common Stock. Without any action by the holders of outstanding shares of Common Stock, certificates representing each two hundred outstanding shares of Common Stock shall represent for all purposes, and each two hundred shares of Common Stock then issued and outstanding shall automatically be converted into, one share of Common Stock.

                           No scrip or fractional shares of Common Stock shall be issued in connection with such reverse split. In lieu thereof each record holder of shares of Common Stock who would otherwise have been entitled to receive a fractional share of common stock shall be entitled to receive a cash payment equal to

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


                           the closing sale price of one share on the date of filing of this Amendment, or, if there are not reported sales on such date, the average of the last reported high bid and low asked prices on such day, multiplied by the fractional share which would otherwise be issuable after giving effect to the reverse split, and such amount shall in no event accrue any interest. Any such fractional shares shall not represent equity interests in the Corporation, and shall not be entitled to any voting, dividend or other rights, but shall represent only the right to receive the cash payment described in this paragraph.

                           When this Amendment becomes effective (i) the aggregate amount of capital represented by all issued and outstanding shares of Common Stock immediately after the effectiveness of this Amendment will not be less than the aggregate amount of capital represented by all issued and outstanding shares of Common Stock immediately before the effectiveness of the Amendment and, therefore, the capital of the Corporation will not be reduced under or by reason of this Amendment and (ii) the par value of the Corporation's authorized shares of Common Stock shall be $2 per share.


Signed and attested to
on __________ __, 1998



                                                  /s/ DAN J. RUBIN
                                                  ------------------------------
                                                  Dan J. Rubin, President

Attest:


-------------------------
Secretary


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